UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Dutch Bros Inc.
(Exact name of registrant as specified in its charter)

Delaware	87-1041305
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
110 SW 4th Street
Grants Pass, Oregon	97526
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Class A common stock, $0.00001 par value per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-258988

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.    Description of Registrant’s Securities to be Registered.
The description of the Class A Common Stock, par value $0.00001 per share (the “Class A common stock”), of Dutch Bros Inc. (the “Company”), to be registered hereunder is contained in the section titled “Description of Capital Stock” in the prospectus forming a part of the Company’s Registration Statement on Form S-1 (Registration No. 333-258988), initially filed with the Securities and Exchange Commission (the “Commission”) on August 20, 2021, as subsequently amended from time to time (the “Registration Statement”), and is incorporated herein by reference. The prospectus to be filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which will constitute part of the Registration Statement, shall be deemed to be incorporated herein by reference.
Item 2.    Exhibits.
Pursuant to the instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Company are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 10, 2021	Dutch Bros Inc.
	By:	/s/ Joth Ricci
Joth Ricci
Chief Executive Officer and President